Exhibit 10.5

2nd Story Software, Inc.

Tax Year 2011 Management Incentive Plan

For JoAnn Kinzel, President (“Participant”)

This Management Incentive Plan is effective for the 2011 Tax Year, as defined in the 2011 Tax Year Financial Plan (the “Financial Plan”). If the EBIDTA Margin Percentage for the TaxACT business meets the Target EBIDTA Margin Percentage set forth in Financial Plan, Participant shall be entitled to earn one or both of the Revenue Bonus and the Unit Growth Bonus, as set forth below. The measurements for the two bonus types are independent, and the Participant may earn one bonus without earning the other, or may earn both, up to a maximum bonus amount of $160,000. In addition, Participant may earn the Retention Bonus set forth below, independent of whether the other bonus components are earned. The bonuses, if any, will be paid within a reasonable period of time after the end of the 2nd Story Software fiscal year. Defined terms that are used but not defined in this Management Incentive Plan have the meaning assigned to them in the Financial Plan.

Revenue Bonus

If Tax Year 2011 Revenue is at Target (as defined in the Financial Plan), then Participant shall earn a Revenue Bonus of $20,000. For each whole $1M by which Tax Year 2011 Revenue exceeds Target, Participant shall be entitled to receive an additional $15,000, up to a maximum total Revenue Bonus of $80,000. If Tax Year 2011 Revenue is between Target and $2M below Target, Participant shall earn a Revenue Bonus of $10,000. If Tax Year 2011 Revenue is below Target by more than $2M but not more than $5M, Participant shall earn a Revenue Bonus of $5,000. If Tax Year 2011 Revenue is more than $5M below Target, Participant shall not earn a Revenue Bonus.

Unit Growth Bonus

The below table sets forth the levels of Unit Growth Bonus that will be awarded for achievement each of the Unit Growth Tiers set forth in the Financial Plan. As set forth in the Financial Plan, Unit Growth will be measured against the percentage of overall year-over-year growth of DIY tax returns e-filed in 2011, as reported by the IRS.

Unit Growth Tier	Unit Growth Bonus
Tier 9	$80,000
Tier 8	$70,000
Tier 7	$60,000
Tier 6	$50,000
Tier 5	$40,000
Tier 4	$30,000
Tier 3	$25,000
Tier 2	$10,000
Tier 1	$0

Retention Bonus

If Participant remains employed by 2nd Story Software, Inc. through the end of the 2011 Tax Year, Participant will receive an additional $50,000 Retention Bonus.